Exhibit 10.21

MAPINFO CORPORATION

1993 STOCK INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

1. Grant of Option. MapInfo Corporation, a Delaware corporation (the "Company"), hereby grants an option, as set forth in the attached Notice of Grant of Stock Options and Option Agreement, pursuant to the Company'     s 1993 Stock Incentive Plan (the "Plan"). This option is purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the company as defined in Section 424 (f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. Incentive Stock Option. This option is not intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

     (a) Vesting Schedule. Except as otherwise provided in this Agreement, this option must be exercised prior to the tenth anniversary of the date of grant, (hereinafter the "Expiration Date"), as set forth in the Notice of Grant of Stock Options and Option Agreement, in installments as to not more than the number of shares set forth in the paragraph below during the respective installment periods set forth in the paragraph below.

This option will become exercisable ("vest") as to one-quarter of the original number of Shares on the first anniversary of the Grant Date, and as to an additional 2.083% of the original number of Shares at the end of each successive one-month period following the first anniversary of the Grant Date until completion of vesting on the fourth anniversary of the Grant Date. The number of Shares that vest in any month at 2.083% shall be rounded up or down to the nearest whole Share, with the number of Shares vesting on the final vesting date being adjusted, so that the total number of Shares that vest over the four year period equals the number of Shares covered by this Option.

The right of exercise shall be cumulative, so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date unless there is an earlier termination of this option as described below. This option may not be exercised at any time on or after the Expiration Date.

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     (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee'     s delivery of written notice of exercise to the Stock Administrator of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor, and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Stock Administrator of such written notice with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (c) Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this option to be employment by the Company.

     (d) Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate thirty (30) days after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, materially violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company, the right to exercise this option shall terminate immediately upon written notice to the Optionee from the Company describing such violation.

     (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22 (e) (3) of the Code) prior to the Expiration Date while he is an employee of the Company, or if the Optionee dies within three (3) months after the Optionee ceases to be an employee of the Company (other than as the result of a discharge for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death of the Optionee, or within the period of 180 days following the date of disability of the Optionee, as the case may be ( but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed

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to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

     (f) Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases his relationship with the Company because such relationship is terminated by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation. "Cause" shall mean willful misconduct by the Optionee or willful failure to perform his responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive. The Optionee shall be considered to have been discharged for "cause" if the Company determines, within 30 days after the Optionee'     s resignation, that discharge for cause was warranted.

4. Payment of Purchase Price.

     (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery of cash or check in an amount equal to the exercise price of such options or, with the prior consent of the Company (which may be withheld in its sole discretion), by (i) delivery of shares of Common Stock owned by the Optionee for at least six months, valued at their fair market value, as determined pursuant to (b) below, (ii) delivery of a promissory note of the Optionee to the Company on terms determined by the Board, (iii) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (iv) payment by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Regulation T promulgated by the Federal Reserve Board), or (v) any combination of the foregoing.

     (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company'     s Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors.

     (c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price for shares acquired upon exercise of this option.

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     (d) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within six months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

5. Delivery of Shares; Compliance With Securities Laws, Etc.

     (a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for and subject to Section 11 below, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

     (b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in paragraph (e) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign , pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Employment or Similar Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or other relationship of the Optionee with the Company for the period within which this option may be exercised.

8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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9. Adjustment Provisions.

     (a) Adjustments. In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board shall equitably adjust either or both (i) the number and kind of shares subject to this option, and (ii) the award, exercise or conversion price with respect to the foregoing and if considered appropriate, the Board may make provision for a cash payment with respect to this option, provided that the number of shares subject to this option shall always be a whole number.

     (b) Limits on Adjustments. No adjustments shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

10. Mergers, Consolidation, Distributions, Liquidations Etc.

In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to this option: (i) provide that this option shall be assumed, or a substantially equivalent option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to the Optionee, provide that if unexercised, this option will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to the Optionee equal to the amount by which (A) the Acquisition Price times the number of shares of Common Stock subject to this option (to the extent this option is then exercisable or would become exercisable at any time up to and including the date 18 months after the effective date of such Acquisition) exceeds (B) the aggregate exercise price of this option, in exchange for the termination of such options, and (iv) provide that this option, or any portion hereof, shall become exercisable or realizable in full prior to the effective date of such Acquisition.

11. Withholding Taxes. The Company'     s obligation to deliver shares upon the exercise of this option shall be subject to the Optionee'     s satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of options under the Plan no later than the date of the event creating the tax liability. In the Board'     s discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the option creating the tax obligation, valued at their fair market value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due the Optionee.

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12. Miscellaneous.

     (a) The Board may amend, modify or terminate any outstanding option, including substituting therefor another option of the same or a different type and changing the date of exercise or realization, provided that the Optionee'     s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee. The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

     (b) All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto any legends required by applicable law.

     (c) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

     (d) This option shall be governed by and construed in accordance with the laws of the State of Delaware.